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                                                                     Exhibit 1.1

                                                                  Execution Copy

                        PREMIER ENTERTAINMENT BILOXI LLC
                     (D/B/A HARD ROCK HOTEL & CASINO BILOXI)

                          PREMIER FINANCE BILOXI CORP.


                                  $160,000,000

                      10 3/4% First Mortgage Notes due 2012

                               PURCHASE AGREEMENT

                             dated January 15, 2004


                         BANC OF AMERICA SECURITIES LLC

                          CITIGROUP GLOBAL MARKETS INC.

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

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                                TABLE OF CONTENTS

                                                                                                       PAGE
SECTION 1.    Representations and Warranties..............................................................5
     (a)      No Registration Required....................................................................5
     (b)      No Integration of Offerings or General Solicitation.........................................5
     (c)      Eligibility for Resale under Rule 144A and No Listed Securities.............................5
     (d)      The Preliminary Offering Memorandum and Offering Memorandum.................................5
     (e)      Compliance with Rule 144A...................................................................6
     (f)      Authorization of the Purchase Agreement.....................................................6
     (g)      Authorization of the Registration Rights Agreement and DTC Agreement........................6
     (h)      Authorization of the Securities and the Exchange Securities.................................6
     (i)      Authorization of the Indenture..............................................................7
     (j)      Authorization of the Transaction Documents..................................................7
     (k)      Material Agreements.........................................................................7
     (l)      Description of the Securities and the Indenture.............................................8
     (m)      Description of Transaction Documents and Material Agreements................................8
     (n)      Ranking of Indebtedness.....................................................................8
     (o)      No Material Adverse Change..................................................................8
     (p)      Independent Accountants.....................................................................8
     (q)      Preparation of the Historical Financial Statements..........................................8
     (r)      Due Formation and Incorporation and Good Standing of the Issuers............................9
     (s)      Corporate or Organizational Power of the Issuers............................................9
     (t)      Capitalization and Other Equity Interest Matters............................................9
     (u)      Non-Contravention of Existing Instruments..................................................10
     (v)      No Consents, Approvals or Authorizations...................................................10
     (w)      No Material Actions or Proceedings.........................................................10
     (x)      Valid and Perfected Security Interests.....................................................11
     (y)      Intellectual Property Rights...............................................................11
     (z)      All Necessary Permits, Licenses, etc.......................................................11
     (aa)     No Registration of Securities..............................................................12
     (bb)     Operation and Use of Hard Rock Hotel & Casino Biloxi.......................................12
     (cc)     Plans, Specifications, Construction Budget and Construction Schedule for the
              Hard Rock Hotel & Casino Biloxi............................................................12
     (dd)     Gaming Site Approval.......................................................................13
     (ee)     Title to Properties........................................................................13
     (ff)     Primary Leases.............................................................................13
     (gg)     Zoning.....................................................................................13
     (hh)     Tax Law Compliance.........................................................................14
     (ii)     Issuers Not an "Investment Company"........................................................14
     (jj)     Margin Regulations.........................................................................14
     (kk)     Insurance..................................................................................14
     (ll)     No Unlawful Contributions or Other Payments................................................14
     (mm)     Company's Accounting System................................................................14
     (nn)     Compliance with Environmental Laws.........................................................15
     (oo)     ERISA Compliance...........................................................................15

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
     (pp)     Approval of Hard Rock Licensing............................................................16
     (qq)     Statistical and Market Data................................................................16
     (rr)     Compliance with Regulation S...............................................................16
     (ss)     Broker's or Finder's Fee...................................................................16
     (tt)     Related Parties............................................................................16
     (uu)     Expenditures to Date.......................................................................17

SECTION 2.    Purchase, Sale and Delivery of the Securities..............................................17
     (a)      The Securities.............................................................................17
     (b)      The Closing Date...........................................................................17
     (c)      Delivery of the Securities.................................................................17
     (d)      Delivery of Offering Memorandum to the Initial Purchasers..................................18
     (e)      Initial Purchasers as Qualified Institutional Buyers.......................................18

SECTION 3.    Additional Covenants.......................................................................18
     (a)      Advise the Initial Purchasers of Stop Orders and Certain Other Events......................18
     (b)      Initial Purchasers' Review of Proposed Amendments and Supplements..........................18
     (c)      Amendments and Supplements to the Offering Memorandum and Other Securities
              Act Matters................................................................................18
     (d)      Copies of the Offering Memorandum and Consent to its Use...................................19
     (e)      Blue Sky Compliance........................................................................19
     (f)      Use of Proceeds............................................................................20
     (g)      The Depositary.............................................................................20
     (h)      Additional Issuer Information..............................................................20
     (i)      Agreement Not To Offer or Sell Additional Securities.......................................20
     (j)      Future Reports to the Initial Purchasers...................................................20
     (k)      No Integration.............................................................................20
     (l)      Legended Securities........................................................................21
     (m)      PORTAL.....................................................................................21
     (n)      Usury Laws.................................................................................21
     (o)      Distribution of Offering Materials.........................................................21
     (p)      Exchange Offer.............................................................................21
     (q)      Issuance of Equity to AA Capital...........................................................21
     (r)      Mississippi Bond Financing Documents Approval..............................................21

SECTION 4.    Payment of Expenses........................................................................21

SECTION 5.    Conditions of the Obligations of the Initial Purchasers....................................22
     (a)      Representations, Warranties and Covenants..................................................22
     (b)      Accountants' Comfort Letter................................................................22
     (c)      No Material Adverse Change or Ratings Agency Change........................................23
     (d)      Opinion of Counsel for the Issuers.........................................................23
     (e)      Opinion of Mississippi Counsel.............................................................23
     (f)      Opinion of Counsel for the Initial Purchasers..............................................23
     (g)      Officers' Certificate......................................................................23
     (h)      Bring-down Comfort Letter..................................................................24
     (i)      Secretary's Certificate....................................................................24

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
     (j)      Offering Memorandum; No Stop Orders........................................................24
     (k)      No Actions.................................................................................24
     (l)      Transaction Documents and Material Agreements..............................................25
     (m)      Regulatory and Gaming Approvals............................................................25
     (n)      Financing Statements.......................................................................25
     (o)      Security Interests Perfected...............................................................25
     (p)      Insurance..................................................................................25
     (q)      Real Estate Title Policy...................................................................25
     (r)      PORTAL Listing.............................................................................25
     (s)      Concurrent Transactions....................................................................25
     (t)      Contractor's Certificate...................................................................26
     (u)      Notice to State of Mississippi.............................................................26
     (v)      Notice to City of Biloxi...................................................................26
     (w)      Receipt of Approval to Proceed with Development of Gaming Site.............................26
     (x)      Receipt of Approval of Transaction Documents...............................................26
     (y)      Additional Documents.......................................................................26

SECTION 6.    Reimbursement of Initial Purchasers' Expenses..............................................26

SECTION 7.    Offer, Sale and Resale Procedures..........................................................27

SECTION 8.    Indemnification............................................................................29
     (a)      Indemnification of the Initial Purchasers..................................................29
     (b)      Indemnification of the Issuers, their Directors and Officers...............................29
     (c)      Notifications and Other Indemnification Procedures.........................................30
     (d)      Settlements................................................................................31

SECTION 9.    Contribution...............................................................................31

SECTION 10.   Termination of this Agreement..............................................................32

SECTION 11.   Representations and Indemnities to Survive Delivery........................................33

SECTION 12.   Notices....................................................................................33

SECTION 13.   Successors.................................................................................34

SECTION 14.   Partial Unenforceability...................................................................34

SECTION 15.   Governing Law Provisions...................................................................34
     (a)      Consent to Jurisdiction....................................................................34

SECTION 16.   Default of One or More of the Several Initial Purchasers...................................35

SECTION 17.   Tax Disclosure.............................................................................35

SECTION 18.   General Provisions.........................................................................35

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                               PURCHASE AGREEMENT


                                                                January 15, 2004


BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     As Initial Purchasers
     c/o Banc of America Securities LLC
     9 West 57th Street
     New York, New York 10019

Ladies and Gentlemen:

               Premier Entertainment Biloxi LLC (d/b/a Hard Rock Hotel & Casino Biloxi), a Delaware limited liability company (the "COMPANY"), and Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE" and, together with the Company, the "ISSUERS"), propose to issue and sell to the several Initial Purchasers set forth on SCHEDULE A (each an "INITIAL PURCHASER" and collectively, the "INITIAL PURCHASERS"), acting severally and not jointly, the respective amounts set forth on such SCHEDULE A of the Issuers' 10 3/4% First Mortgage Notes due 2012 (the "SECURITIES"), subject to the terms and conditions set forth herein (the "OFFERING"). The Securities are more fully described in the Offering Memorandum referred to below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

               The Securities will be issued pursuant to an indenture, dated as of the Closing Date (as defined in Section 2 hereto) (the "INDENTURE"), among the Issuers and U.S. Bank National Association, as trustee (the "TRUSTEE"). Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "DEPOSITARY") pursuant to a DTC Agreement, to be dated as of the Closing Date (the "DTC AGREEMENT"), among the Issuers, the Trustee and the Depositary.

               The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the "REGISTRATION RIGHTS AGREEMENT"), among the Issuers and the Initial Purchasers, pursuant to which the Issuers will agree to file, within 90 days of the Closing Date, a registration statement with the Securities and Exchange Commission (the "COMMISSION") registering the Exchange Securities (as defined below) under the Securities Act of 1933, as amended (the "SECURITIES ACT," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

               The obligations of the Issuers under the Securities, the Indenture and the Collateral Documents (as defined below) will be secured by security interests in or pledge of certain assets of the Issuers and a pledge of all of the Company's outstanding equity interests

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(collectively, the "COLLATERAL"). The Issuers will enter into the documents and agreements set forth on SCHEDULE B hereto (collectively, the "COLLATERAL DOCUMENTS") that will provide for the grant of the security interests in and pledges of the Collateral to the Trustee for the benefit of the holders of the Securities.

               Concurrently with the closing of the offering of the Securities,
(i) the Issuers shall issue and sell to Rank America, Inc., a Delaware corporation ("RANK"), $10,000,000 in aggregate principal amount of the Company's 15% Junior Subordinated Notes due 2012 (the "JUNIOR SUBORDINATED NOTE") pursuant to an Investment Agreement, dated as of January 13, 2004, among the Issuers and Rank (the "INVESTMENT AGREEMENT") and (ii) the Company shall issue and sell to AA Capital Equity Fund L.P., a Delaware limited partnership and AA Capital Biloxi Co-Investment Fund, L.P., a Delaware limited partnership (collectively, "AA CAPITAL") 100 Class B common membership units and 100 Class A preferred membership units of the Company (the "MEMBERSHIP INTERESTS"), as set forth in the Amended & Restated Limited Liability Company Operating Agreement of Premier Entertainment Biloxi LLC, to be dated as of the Closing Date, among the members of the Company (the "LLC OPERATING AGREEMENT") upon (a) the conversion of the outstanding Term Loan Note in the aggregate principal amount of $35,000,000, dated as of May 15, 2003, as amended by the First Modification to Term Loan Note dated September 19, 2003 and as further amended by the Second Modification to Term Loan Note dated December 30, 2003, executed by the Company in favor of AA Capital Equity Fund, L.P., as successor by merger with AA Capital Direct Investments Fund, L.P. (the "TERM LOAN NOTE") pursuant to the terms of the Loan and Security Agreement, dated as of May 15, 2003, between the Company and AA Capital Equity Fund, L.P., as successor by merger with AA Capital Direct Investments Funds L.P., as amended by the First Amendment to the Loan and Security Agreement, dated as of September 19, 2003 and as further amended by the Second Amendment to the Loan and Security Agreement, dated as December 30, 2003, (collectively, the "LOAN AND SECURITY AGREEMENT") and (b) the payment by AA Capital to the Company of an additional amount such that the total amount of the investment by AA Capital in the Company as of the Closing Date is equal to $50,000,000, excluding accrued interest on the Term Loan Note. The transactions contemplated by this paragraph are hereinafter referred to as the "CONCURRENT TRANSACTIONS."

               On the Closing Date, the Issuers will irrevocably deposit with U.S. Bank National Association, as disbursement agent ("DISBURSEMENT AGENT"), approximately $177.6 million of the net proceeds from the offering of (i) the Securities, (ii) the Junior Subordinated Note and (iii) the Membership Interests pursuant to the Cash Collateral and Disbursement Agreement, to be dated as of the Closing Date, among the Issuers, the Disbursement Agent, the Trustee and Professional Associates Constructions Services, Inc. (the "DISBURSEMENT AGREEMENT") in order to fund the costs required for the design, development, construction, equipping and opening of the Hard Rock Hotel & Casino Biloxi.

               For purposes of this Agreement, the following documents are hereinafter referred to as the "TRANSACTION DOCUMENTS":

               (i)     this Agreement;

               (ii)    the Indenture;

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               (iii)   the Securities;

               (iv)    the Registration Rights Agreement;

               (v)     the DTC Agreement;

               (vi)    the Investment Agreement;

               (vii)   the Junior Subordinated Note;

               (viii) the Intercreditor Agreement, to be dated as of the Closing Date, among the Issuers, the Trustee and Rank (the "RANK INTERCREDITOR AGREEMENT"); and

               (ix)    the Collateral Documents.

               For purposes of this Agreement, the following documents are hereinafter referred to as the "MATERIAL AGREEMENTS":

               (i)     the Loan and Security Agreement;

               (ii)    the Term Loan Note;

               (iii)   the LLC Operating Agreement;

               (iv) the License Agreement, dated as of May 15, 2003, between the Company and Hard Rock Hotel Licensing, Inc., a Florida corporation (the "HARD ROCK LICENSE");

               (v) the Lease Agreement (Cafe), dated as of December 30, 2003, between the Company, as lessor, and Hard Rock Cafe International
     (STP), Inc., a New York corporation ("HARD ROCK STP"), as lessee (the "CAFE LEASE");

               (vi) the Lease Agreement (Retail Store), dated as of December 30, 2003, between the Company, as lessor, and Hard Rock STP, as lessee (the "RETAIL STORE LEASE");

               (vii) the Memorabilia Lease, to be entered into between Hard Rock STP, as lessor, and the Company, as lessee (the "MEMORABILIA LEASE") prior to the opening of, and commencement of operations at, the Hard Rock Hotel & Casino Biloxi;

               (viii) the Agreement Between Owner and Contractor (the "OWNER CONTRACTOR AGREEMENT"), dated as of December 24, 2003, between the Company and Roy Anderson Corp., a Mississippi corporation (the "CONTRACTOR");

               (ix) the Abbreviated Standard Form of Agreement Between Owner and Architect (the "ARCHITECT AGREEMENT"), dated as of November 21, 2003, between the Company and Paul Steelman Ltd., a Nevada corporation (the "ARCHITECT");

               (x) the Lease and Air Rights Agreement (the "BILOXI LEASE"), dated as of November 18, 2003, between the City of Biloxi, Mississippi, a municipal corporation

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     organized and existing under the laws of the State of Mississippi (the
     "CITY OF BILOXI"), as landlord, and the Company, as tenant, as amended;

               (xi) the Public Trust Tidelands Lease (the "TIDELANDS LEASE"), dated as of October 27, 2003, between the Secretary of State, with approval of the Governor, for and on behalf of the State of Mississippi, as lessor, and the Company, as lessee;

               (xii) the Trust Indenture (the "MISSISSIPPI BOND INDENTURE"), dated as of January 1, 2004, between the Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi (the "MBFC") and the Trustee;

               (xiii) the Bond Purchase Contract (the "MISSISSIPPI BOND PURCHASE CONTRACT"), dated as of January 1, 2004, between the MBFC and Premier Finance; and

               (xiv) the Loan Agreement (the "MISSISSIPPI BOND LOAN AGREEMENT" and, collectively with the Mississippi Bond Indenture and the Mississippi Bond Purchase Contract, the "MISSISSIPPI BOND FINANCING DOCUMENTS"), dated as of January 1, 2004, between the MBFC and the Company.

               The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "SUBSEQUENT PURCHASERS") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("RULE 144A") or Regulation S ("REGULATION S") thereunder).

               The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated January 2, 2004 (the "PRELIMINARY OFFERING MEMORANDUM"), and have prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated January 15, 2004, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "OFFERING MEMORANDUM" shall mean, with respect to any date or time referred to in this Agreement, the Issuers' Offering Memorandum, dated January 15, 2003, including amendments or supplements thereto, in the most recent form that has been prepared and delivered by the Issuers to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Issuers prior to the completion of the distribution of the Securities.

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               The Issuers hereby confirm their agreements with the Initial
Purchasers as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES. The Issuers hereby, jointly and severally, represent, warrant and covenant to each Initial Purchaser as follows:

     (a) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

     (b) NO INTEGRATION OF OFFERINGS OR GENERAL SOLICITATION. The Issuers have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Issuers, their affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "AFFILIATE"), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

     (c) ELIGIBILITY FOR RESALE UNDER RULE 144A AND NO LISTED SECURITIES. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated inter-dealer quotation system. Neither of the Issuers have securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (d) THE PRELIMINARY OFFERING MEMORANDUM AND OFFERING MEMORANDUM. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, did not, and the Offering Memorandum, as of the Closing Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this

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representation, warranty and agreement shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum. The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

     (e) COMPLIANCE WITH RULE 144A. Each of (1) the Preliminary Offering Memorandum and each amendment or supplement thereto, as of its date, and (2) the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A under the Securities Act.

     (f) AUTHORIZATION OF THE PURCHASE AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Issuers, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law or equitable principles and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (g) AUTHORIZATION OF THE REGISTRATION RIGHTS AGREEMENT AND DTC AGREEMENT. At the Closing Date, each of the Registration Rights Agreement and the DTC Agreement will be duly and validly authorized, executed and delivered by, and will be a valid and binding agreement of, each of the Issuers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law or equitable principles. Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Commission, under the circumstances set forth therein,
(i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "EXCHANGE SECURITIES") to be offered in exchange for the Securities (the "EXCHANGE OFFER") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use their best efforts to cause such registration statements to be declared effective.

     (h)       AUTHORIZATION OF THE SECURITIES AND THE EXCHANGE SECURITIES.

               (i) The Securities to be purchased by the Initial Purchasers from the Issuers are in the form contemplated by the Indenture, have been duly and validly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly and validly executed by each of the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of each of the

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     Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

               (ii) The Exchange Securities have been duly and validly authorized for issuance by the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

     (i) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly and validly authorized by each of the Issuers and, at the Closing Date, will have been duly and validly executed and delivered by each of the Issuers and, assuming the due authorization, execution, delivery and performance by the Trustee thereunder, will constitute a valid and binding agreement of each of the Issuers and, assuming the due authorization, execution and delivery by the Trustee, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (j) AUTHORIZATION OF THE TRANSACTION DOCUMENTS. Each of the Transaction Documents (other than those described in Sections (f) through (i) of this Section 1), to the extent that either of the Issuers is a party, has been duly and validly authorized by each of the Issuers, as applicable, and, at the Closing Date, will have been duly and validly executed and delivered by each of the Issuers, as applicable, and will constitute a valid and binding agreement of each of the Issuers, as applicable, enforceable against each of the Issuers, as applicable, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. As of the date hereof, there exist no conditions that would constitute a default (or an event of default that with notice, the passage of time or otherwise, would constitute a default) under any of the Transaction Documents to which the Issuers are a party.

     (k) MATERIAL AGREEMENTS. Each of the Material Agreements to which either of the Issuers is a party are in full force and effect as of the date hereof, enforceable against each of the Issuers, as applicable, in accordance with their respective terms, except insofar as the indemnification and contribution provisions therein may limited by applicable law or equitable principles and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. As of the date hereof, there are no defaults or events of default, that with notice, the passage of time or otherwise could be a default, under any provisions of such Material Agreements by either of the Issuers, as applicable, or, to the either of the Issuers' knowledge, any other party thereto. To the Company's knowledge, the Architect

Agreement is enforceable against the Architect and the Owner Contractor Agreement is enforceable against the Contractor.

     (l) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

     (m) DESCRIPTION OF TRANSACTION DOCUMENTS AND MATERIAL AGREEMENTS. Each of the Transaction Documents and Material Agreements described in the Offering Memorandum conform as to legal matters and materials terms to the description thereof contained in the Offering Memorandum.

     (n) RANKING OF INDEBTEDNESS. When issued, the Securities will rank senior in right of payment with all of the Company's other unsubordinated indebtedness.

     (o) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, business, results of operations, properties or prospects, whether or not arising from transactions in the ordinary course of business, of the Issuers, considered as one entity (any such change is called a "MATERIAL ADVERSE CHANGE"); (ii) the Issuers, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, any of its subsidiaries on any class of equity interest or repurchase or redemption by the Company or any of its subsidiaries of any class of equity interest.

     (p) INDEPENDENT ACCOUNTANTS. Ernst & Young LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum, as of June 30, 2003 and for the period from commencement of operations on March 27, 2003 to June 30, 2003, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. As of the date hereof and as of the Closing Date, the independence of such accountants has not been and will not be impaired.

     (q) PREPARATION OF THE HISTORICAL FINANCIAL STATEMENTS. The historical financial statements of the Company, together with the notes thereto, included in the Offering Memorandum comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, including, without limitation, Regulation S-X, except that the date of the financial statements which have been audited is more than 135 days prior to the date of the Offering Memorandum, and present fairly the financial position of the Company, as of and at the dates indicated and the results of operations and cash flows of the Company, for the periods specified therein. Such historical financial statements (including the related notes) have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods specified therein, and subject, in the case of interim statements, to normal recurring adjustments and except as may be expressly stated in the related notes thereto. Except as set forth in the Offering Memorandum, since the date of the latest of such historical financial statements, there has been no material increase in the Indebtedness (as defined in the Offering Memorandum) of the Company, taken as a whole, and there has been no material adverse change in the financial position, results of operations or business of the Company, taken as a whole. The financial data set forth in the Offering Memorandum under the caption "Selected Historical Financial Data" and the other financial and statistical information and data of the Company, included in the Offering Memorandum fairly present the information set forth therein on a basis consistent with that of the audited financial statements of the Company contained in the Offering Memorandum from which such information has been derived.

     (r) DUE FORMATION AND INCORPORATION AND GOOD STANDING OF THE ISSUERS. Each of the Issuers has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or other organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be. Each of the Issuers is duly qualified as a foreign corporation or organization, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate,
(i) result in a Material Adverse Change, (ii) interfere with or adversely affect the issuance or marketability of the Securities or (iii) prohibit or prevent the Issuers from using the proceeds of the offering of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds" or as otherwise permitted by the Indenture (any of the events set forth in clauses
(i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

     (s) CORPORATE OR ORGANIZATIONAL POWER OF THE ISSUERS. Each of the Issuers has all requisite corporate or organizational power, as the case may be, and authority necessary (i) to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Offering Memorandum and to perform its obligations under each of the Material Agreements,
(ii) to enter into and perform its obligations under each of the Transaction Documents, to the extent that it is a party thereto, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or organizational power and authority necessary to issue, sell and deliver the Securities and the Exchange Securities in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum.

     (t) CAPITALIZATION AND OTHER EQUITY INTEREST MATTERS. At September 30, 2003, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization." All of the outstanding equity interests of the Issuers have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding equity interests of the Issuers were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of either of the Issuers. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any equity interests of the Issuers. The Company owns all of the issued and outstanding equity interests in Premier Finance, free and clear of any liens, excepted liens permitted by the Indenture and the Collateral Documents and any restrictions on transfer under applicable securities and gaming laws. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Premier Finance.

     (u) NON-CONTRAVENTION OF EXISTING INSTRUMENTS. Neither of the Issuers is in violation of its charter or by-laws or organizational documents, as the case may be, or is in default (or, with the giving of notice or lapse of time or both, would be in default) ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which either of the Issuers is a party or by which either of them may be bound (including, without limitation, the Loan and Security Agreement) or to which any of the property or assets of the Issuers is subject (each, an "EXISTING INSTRUMENT"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Issuer's execution, delivery and performance of each of the Transaction Documents and the Material Agreements, to the extent that such Issuer is a party thereto, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum
(i) will not result in any violation of the provisions of the charter or by-laws or organizational documents, as the case may be, of the Issuers, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Issuers. As used herein, a "DEBT REPAYMENT TRIGGERING EVENT" means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers.

     (v) NO CONSENTS, APPROVALS OR AUTHORIZATIONS. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Issuers' execution, delivery and performance of each of the Transaction Documents and the Material Agreements, to the extent that it is a party thereto, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Issuers and are in full force and effect under the Securities Act, applicable state securities or Blue Sky laws and except such as may be required by (a) federal and state securities laws with respect to the Issuers' obligations under the Registration Rights Agreement and (b) the Mississippi Gaming Commission with respect to the grant of a gaming operator's license to the Company.

     (w) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no legal or governmental actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body or pending or, to the best of the Issuers' knowledge, threatened (i) against or affecting either of the Issuers which might reasonably be expected to result in a Material Adverse Effect or (ii) which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation has as the subject thereof any material property owned or leased by either of the Issuers.

     (x)       VALID AND PERFECTED SECURITY INTERESTS. Upon the:

               (i) execution and delivery to the Trustee of each of the Collateral Documents,

               (ii) the delivery to the Trustee of the certificates representing all of the issued and outstanding Membership Interests of the Company, together with powers thereto executed in blank,

               (iii) filing of the UCC-1 financing statements as contemplated by the Collateral Documents,

               (iv) recording of the Deed of Trust (as defined in SCHEDULE B attached hereto) in the appropriate real property records, and

               (v) recording of the Preferred Ship Mortgage(s) (as defined in SCHEDULE B attached hereto) with the United State Coast Guard,

the Trustee will have a valid, duly perfected, first priority security interest in all of the Collateral listed in the Collateral Documents, subject to any Liens permitted by the Collateral Documents, as security for the payment of the obligations of the Issuers under Indenture, the Securities and the Collateral Documents. The actions, recordings and filings described in the immediately preceding sentence are the only actions, recordings and filings necessary to publish notice of and perfect the rights of the Trustee in all of the Collateral, except for such additional actions, recordings and filings as the Issuers, the Initial Purchasers and the Trustee may determine prior to the Closing Date.

     (y) INTELLECTUAL PROPERTY RIGHTS. The Issuers own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted; and, other than the expected expiration of the Hard Rock License pursuant to the terms thereof, the expected expiration of any other Intellectual Property Rights would not result in a Material Adverse Change. Neither of the Issuers has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

     (z) ALL NECESSARY PERMITS, LICENSES, ETC. Each of the Issuers possesses, and is operating in compliance with, all certificates, approvals, orders, franchises, authorities, licenses (including, without limitation, Gaming Licenses (as defined in the Indenture)) or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies (including any Gaming Authority (as defined in the Indenture)) as are necessary to own and lease its properties and as are legally required for the operation of the Company's businesses as presently conducted or as described in the Offering Memorandum (collectively, all such legally required certificates, approvals, orders, franchises, authorities, licenses and permits are referred to herein as "LICENSES"), all of which are valid and in full force and effect except as would not reasonably be expected to have a Material Adverse Effect and except for such Licenses which the Issuers would not customarily possess at the date hereof but which will be obtained in the ordinary course of development of the Hard Rock Hotel & Casino Biloxi, and each such License is listed on SCHEDULE C hereto. Neither Issuer has received any notice of proceedings relating to, limiting, suspending, modifying, revoking or failing to renew any of such Licenses. The descriptions in the Offering Memorandum of local, state, federal or foreign statutes, laws, ordinances, rules and regulations governing the Issuers and their respective businesses, including, without limitation, any proposed amendments or additions to any such statutes, laws, ordinances, rules or regulations, are accurate in all material respects and fairly present the information required to be shown therein. Neither Issuer has received any notice of the enactment, amendment or repeal of any such statutes, laws, ordinances, rules or regulations required to be described in the Offering Memorandum, except for such enactments, amendments or repeals as are described in the Offering Memorandum.

     (aa) NO REGISTRATION OF SECURITIES. There are no holders of securities of the Issuers who, by reason of the Issuers' execution of this Agreement or any other Transaction Document to which they are a party or the consummation by the Issuers of the transactions contemplated hereby and thereby, have the right to request or demand that the Issuers register under the Securities Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Rights Agreement.

     (bb) OPERATION AND USE OF HARD ROCK HOTEL & CASINO BILOXI. The contemplated operation and use of the Hard Rock Hotel & Casino Biloxi and the construction of the Hard Rock Hotel & Casino Biloxi in the manner set forth in the Offering Memorandum will be, at the time of construction and operation, as applicable, in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards, order and other regulations, where the failure to comply therewith would not, individually or in the aggregate, result in a Material Adverse Change. Under currently applicable Gaming Laws, zoning and use laws, ordinances, rules and regulations, the Hard Rock Hotel & Casino Biloxi may be used for the purposes contemplated in the Offering Memorandum, the Indenture, the Notes and the Collateral Documents.

     (cc) PLANS, SPECIFICATIONS, CONSTRUCTION BUDGET AND CONSTRUCTION SCHEDULE FOR THE HARD ROCK HOTEL & CASINO BILOXI. The Company has prepared the Initial Project Budget (as defined in the Disbursement Agreement) and the Construction Schedule (as defined in the Disbursement Agreement) and has developed the assumptions on which the Initial Project Budget and Construction Schedule are based. The Initial Project Budget and the Construction Schedule are, as of the Closing Date, (i) in the opinion of the Company, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (ii) call for the construction of the Minimum Facilities (as defined in the Indenture) on or prior to the Operating Deadline (as defined in the Indenture) and (iii) consistent with the provisions of the Indenture and the other Transaction Documents. The Initial Purchasers have been furnished with a copy of the plans, specifications, Construction Budget and Construction Schedule for the construction of the Hard Rock Hotel & Casino Biloxi and other necessary expenditures. The anticipated Construction Schedule of the Hard Rock Hotel & Casino Biloxi is as set forth in the Offering Memorandum. The Construction Budget of the Hard Rock Hotel & Casino Biloxi (including, without limitation, interest, legal, architectural, engineering, planning, zoning and other similar costs) does not exceed the amounts for such costs set forth under the caption "Use of Proceeds" in the Offering Memorandum. In addition, each of the other amounts set forth in the section entitled "Sources and Uses of Funds" under the caption "Use of Proceeds" in the Offering Memorandum are based upon reasonable assumptions as to all matters material to the estimates set forth therein and are not expected to exceed the amounts set forth for such items.

     (dd) GAMING SITE APPROVAL. Prior to the date hereof, the Company has received gaming site approval and site development plan approval from the Mississippi Gaming Commission for the proposed Site (as defined below) on which the Hard Rock Hotel & Casino Biloxi will be located.

     (ee) TITLE TO PROPERTIES. The Issuers have good and marketable title in fee simple to all real property owned by the Company (including, without limitation, the real property constituting the site for the Hard Rock Hotel & Casino Biloxi), or in the case of leased real property described on SCHEDULE D hereto, good and marketable leasehold title (collectively, the "SITE"), and good and marketable title all personal property and assets reflected as owned by the Issuers in the financial statements referred to in Section 1(q) above and which is material to the business of the Issuers, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, other than Permitted Liens (as defined in the Indenture). The real property, improvements, equipment and personal property held under lease by the Issuers are held under valid, subsisting and enforceable leases or subleases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Issuers.

     (ff) PRIMARY LEASES. True, correct and complete copies of the leases or subleases set forth on SCHEDULE D have (i) been delivered to the Initial Purchasers, including all existing amendments, modifications or waivers thereof and (ii) have not been modified, whether in writing or pursuant to any purported oral modification, except as set forth on SCHEDULE D. Each of the leases set forth on SCHEDULE D has been duly recorded in the offices where such recording is required. The consummation of the transactions contemplated by this Agreement and the Offering Memorandum, including the filing and recording of the Deed of Trust, does not constitute a violation or default under any of the leases set forth on SCHEDULE D. There is no pending or threatened condemnation of any portion of the Site. Each lease set forth on SCHEDULE D is valid and subsisting and is in full force and effect in accordance with its terms. It has not been modified, except as set forth on SCHEDULE D. All rent due through and including the effective date hereof has been paid and the Company has performed all of its presently accrued obligations under such leases. Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company does not have any notice of any default or material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, no default by any other party exists under any such leases, and the Company enjoys quiet and peaceful enjoyment possession of such leasehold interests.

     (gg) ZONING. The Site is properly zoned for the development of the Minimum Facilities, and there is no change in zoning or moratorium in effect or pending or threatened that could result in a Material Adverse Change.

     (hh) TAX LAW COMPLIANCE. The Issuers have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Issuers have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Issuers have not been finally determined.

     (ii) ISSUERS NOT AN "INVESTMENT COMPANY". The Issuers have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). Neither of the Issuers is, and after receipt of payment for the Securities and Junior Subordinated Note, will be, an "investment company" within the meaning of Investment Company Act. The Issuers will conduct their business in a manner so that they will not become subject to the Investment Company Act.

     (jj) MARGIN REGULATIONS. None of the execution, delivery and performance of this Agreement and the Investment Agreement, the issuance and sale of the Securities and the Junior Subordinated Note, the application of the proceeds from the issuance of the Securities and the Junior Subordinated Note and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

     (kk) INSURANCE. On the Closing Date, each of the Issuers will be insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering its operations, personnel and businesses as well as the real and personal property owned or leased by the Issuers against theft, damage, destruction, acts of vandalism, floods, hurricanes and earthquakes. The Issuers have no reason to believe that they will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Issuers has been denied any insurance coverage which it has sought or for which it has applied.

     (ll) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither of the Issuers nor, to the best of their knowledge, any employee or agent of the Issuers, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

     (mm) COMPANY'S ACCOUNTING SYSTEM. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (nn) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither of the Issuers is in violation of any applicable federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Issuers under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Issuers received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Issuers are in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Issuers have received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Issuers, now or in the past (collectively, "ENVIRONMENTAL CLAIMS"), pending or, to the Issuers' knowledge, threatened against the Issuers or any person or entity whose liability for any Environmental Claim the Issuers have retained or assumed either contractually or by operation of law; and (iii) to the Issuers' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Issuers or against any person or entity whose liability for any Environmental Claim the Issuers have retained or assumed either contractually or by operation of law.

     (oo) ERISA COMPLIANCE. The Issuers and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Issuers or their "ERISA AFFILIATES" (as defined below) are in compliance in all material respects with ERISA. "ERISA AFFILIATE" means, with respect to the Issuers, any member of any group of organizations described in Sections 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE") of which the Issuers are a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Issuers or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Issuers or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Issuers nor any of their ERISA Affiliates have incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Issuers or any of their ERISA Affiliates that is intended to be qualified under
Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (pp) APPROVAL OF HARD ROCK LICENSING. The Company has obtained the written approval of Hard Rock Licensing, Inc. with respect to the Offering and the Concurrent Transactions as required by Section 5(D) of the License Agreement.

     (qq) STATISTICAL AND MARKET DATA. The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to reliable and accurate in all material respects.

     (rr) COMPLIANCE WITH REGULATION S. The Issuers and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

     (ss) BROKER'S OR FINDER'S FEE. Except pursuant to this Agreement and except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuers and any other person that would give rise to a valid claim against the Issuers for a brokerage commission, finder's fee or like payment in connection with this offering, the issuance of the Securities or the development and construction of the Hard Rock Hotel & Casino Biloxi (other than as set forth in the Material Agreements to which they are a party).

     (tt) RELATED PARTIES. Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among either of the Issuers on the one hand, and the directors, officers, stockholders, customers or suppliers of either of the Issuers on the other hand, which would be required by the Securities Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

     (uu) EXPENDITURES TO DATE. As of September 30, 2003, an aggregate of $33.1 million has been spent in connection with the design, development and construction of the Hard Rock Hotel & Casino Biloxi.

               Any certificate signed by an officer or member of each of the Issuers and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers to each Initial Purchaser as to the matters set forth therein.

               The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 5 hereof, counsel for the Issuers and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

SECTION 2.     PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

     (a) THE SECURITIES. The Issuers agree to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms set forth herein. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers the aggregate principal amount of Securities set forth opposite their respective names on SCHEDULE A, at a purchase price of 95.684% of the principal amount thereof payable on the Closing Date.

     (b) THE CLOSING DATE. Delivery of the certificate for the Securities in definitive global form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, Sears Tower, 233
S. Wacker Drive, Suite 5800, Chicago, Illinois 60606 (or such other place as may be agreed to by the Issuers and the Initial Purchasers) at 9:00 a.m. New York City time, on January 23, 2004, or such other time and date as the Initial Purchasers shall designate by notice to the Issuers (the time and date of such closing are called the "CLOSING DATE"). The Issuers hereby acknowledge that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

     (c) DELIVERY OF THE SECURITIES. The Issuers shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers one or more certificates in global form for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificate in global form representing the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in Chicago, Illinois, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

     (d) DELIVERY OF OFFERING MEMORANDUM TO THE INITIAL PURCHASERS. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Issuers, without charge, shall deliver or cause to be delivered copies of the Offering Memorandum, and any amendments or supplements thereto, in such quantities and at such places as the Initial Purchasers shall reasonably request.

     (e) INITIAL PURCHASERS AS QUALIFIED INSTITUTIONAL BUYERS. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "QUALIFIED INSTITUTIONAL BUYER").

SECTION 3. ADDITIONAL COVENANTS. Each of the Issuers jointly and severally covenants and agrees with each Initial Purchaser as follows:

     (a) ADVISE THE INITIAL PURCHASERS OF STOP ORDERS AND CERTAIN OTHER EVENTS. The Issuers shall advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission or other federal or state regulatory authority of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Issuers shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) INITIAL PURCHASERS' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. Prior to amending or supplementing the Offering Memorandum, the Issuers shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement.

     (c) AMENDMENTS AND SUPPLEMENTS TO THE OFFERING MEMORANDUM AND OTHER SECURITIES ACT MATTERS. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with applicable securities laws, the Issuers agree to promptly prepare (subject to Section 3 hereof) and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable securities laws.

     Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities and/or Exchange Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement to the extent that it contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and to supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading, and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

     The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each Offering Memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

     (d) COPIES OF THE OFFERING MEMORANDUM AND CONSENT TO ITS USE. The Issuers agree to furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with resales of the Securities to Subsequent Purchasers.

     (e) BLUE SKY COMPLIANCE. The Issuers shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Issuers shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuers will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (f) USE OF PROCEEDS. The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption "Use of Proceeds" in the Offering Memorandum and in compliance with the Disbursement Agreement.

     (g) THE DEPOSITARY. The Issuers will reasonably cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for "book-entry" transfer, clearance and settlement through the facilities of the Depositary.

     (h) ADDITIONAL ISSUER INFORMATION. So long as any of the Securities remain outstanding and during any period when the Issuers are not subject to
Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Issuers shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("ADDITIONAL ISSUER INFORMATION") satisfying the requirements of subsection (d)(4) of Rule 144A.

     (i) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. During the period of 180 days following the date of the Offering Memorandum, the Issuers will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of either of the Issuers or securities exchangeable for or convertible into debt securities of either of the Issuers (other than as contemplated by this Agreement and to register the Exchange Securities).

     (j) FUTURE REPORTS TO THE INITIAL PURCHASERS. For so long as any Securities or Exchange Securities remain outstanding, the Issuers will furnish to the Initial Purchasers and each record holder of Securities, as any of them may reasonably request, promptly upon such request (unless otherwise available through the Commission's EDGAR database) (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Issuers mailed generally to holders of its debt securities (including the holders of the Securities).

     (k) NO INTEGRATION. The Issuers agree that they will not and will cause their Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

     (l) LEGENDED SECURITIES. The certificate in global form representing the Security will bear the legend contained in "Transfer Restrictions" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

     (m) PORTAL. The Issuers will use their reasonable efforts to cause such Securities to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL MARKET").

     (n) USURY LAWS. The Issuers will not voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against holders of any Securities.

     (o) DISTRIBUTION OF OFFERING MATERIALS. Except as permitted by the Securities Act, the Issuers will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum,
(ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering materials in connection with the offering and sale of the Securities.

     (p) EXCHANGE OFFER. The Issuers shall cause the Exchange Offer to made in appropriate form to permit the Exchange Securities registered pursuant to the Securities Act to be offered in exchange for the Securities and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

     (q) ISSUANCE OF EQUITY TO AA CAPITAL. The Membership Interests of the Company to be issued to AA Capital on the Closing Date will be, when delivered on the Closing Date, duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with federal and state securities laws, and free and clear from any lien, hypothecation, encumbrance or preemptive right, other than such liens and encumbrances created by the Collateral Documents.

     (r)       MISSISSIPPI BOND FINANCING DOCUMENTS APPROVAL. The Company has
(i) submitted the Mississippi Bond Financing Documents to the Mississippi Development Authority, (ii) received the Certificate of Public Convenience and Necessity from the Mississippi Development Authority and (iii) received a validation decree with respect to the Mississippi Bond Financing Documents from the Chancery Court of the First Judicial District of Hinds County, Mississippi pursuant to a hearing held therein.

               Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Issuers of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. PAYMENT OF EXPENSES. The Issuers agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the

Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuers' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Rank Intercreditor Agreement, the Collateral Documents and the Securities, all filing fees, attorneys' fees and expenses incurred by the Issuers or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (v) the fees and expenses of the Trustee and the Disbursement Agent, including the reasonable fees and disbursements of counsel for the Trustee and the Disbursement Agent incurred in connection with the Indenture, the Securities, the Exchange Securities, and the Collateral Documents, (vi) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (vii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Issuers of their respective other obligations under this Agreement, (ix) the reasonable fees and disbursements of counsel for the Initial Purchasers incurred in connection with the transactions contemplated by the Mississippi Bond Financing Documents in an amount not to exceed $65,000 and (x) 50% of the all expenses, including, without limitation, travel expenses of the Initial Purchasers and the Issuers, incurred in connection with attending or hosting roadshow meetings with prospective purchasers of the Securities. Except as provided in this Section 4, Section 6,
Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to each of the following conditions:

     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Issuers shall have timely performed or complied with all of the agreements and covenants herein contained and required to be performed or complied with by each of them at or prior to the Closing Date, other than those agreements and covenants which are expressly to be performed at a later date.

     (b)       ACCOUNTANTS' COMFORT LETTER. On the date hereof, the
Initial Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Issuers, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 71, 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Offering Memorandum.

     (c) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE. For the period from and after the date of this Agreement and prior to the Closing Date:

               (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

               (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Issuers by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act. Without limitation of the foregoing, Standard & Poor's Ratings Group and Moody's Investor Services, Inc. shall not have issued ratings on the Issuers or the Securities lower than B- and B3, respectively, and neither Standard & Poor's Ratings Group nor Moody's Investor Services, Inc. shall have reduced their ratings for the Issuers or the Securities given on January 6, 2004 and January 9, 2003, respectively, or issued any rating for the Issuers or the Securities that is lower than such ratings, or have otherwise given any notice regarding any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in such ratings.

     (d) OPINION OF COUNSEL FOR THE ISSUERS. On the Closing Date the Initial Purchasers shall have received the opinion of Duane Morris LLP, counsel for the Issuers, dated as of the Closing Date, the form of which is attached as EXHIBIT A hereto.

     (e) OPINION OF MISSISSIPPI COUNSEL. On the Closing Date the Initial Purchasers shall have received the opinion of Balch & Bingham LLP, Mississippi counsel for the Issuers, dated as of the Closing Date, the form of which is attached as EXHIBIT B hereto.

     (f) OPINION OF COUNSEL FOR THE INITIAL PURCHASERS. On the Closing Date the Initial Purchasers shall have received the opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

     (g) OFFICERS' CERTIFICATE. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the President of each of the Issuers, dated as of the Closing Date, to the effect set forth in subsection
(c)(ii) of this Section 5, and further to the effect that:

               (i) for the period from and after the date of this Agreement and on or prior to the Closing Date there has not occurred any Material Adverse Change;

               (ii) the representations, warranties and covenants of the Issuers set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date, except for those representations, warranties and covenants that spoke of another date; and

               (iii) the Issuers have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

     (h) BRING-DOWN COMFORT LETTER. On the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Issuers, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

     (i) SECRETARY'S CERTIFICATE. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Secretary of each of the Issuers, dated as of the Closing Date, certifying the following:

               (i) the charter or organization documents of each of the Issuers and good standing certificates for each jurisdiction in which the Issuers are authorized to conduct business;

               (ii) the bylaws or operating agreement of each of the Issuers, as applicable;

               (iii) the resolutions adopted by the Board of Managers or the Board of Directors of the Issuers, as applicable, approving the Offering, the Transaction Documents and the Material Agreements to which each of the Issuers is a party, as applicable; and

               (iv) the incumbency of the officer of each of the Issuers executing the Transaction Documents on behalf of each of the Issuers, as applicable.

     (j) OFFERING MEMORANDUM; NO STOP ORDERS. The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the second day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction referred to in Section 3(a) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened. No stop order shall have been issued preventing the use of the Offering Memorandum, or which would reasonably be expected to have a Material Adverse Effect.

     (k) NO ACTIONS. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Securities; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Issuers, threatened against either of the Issuers before any court or arbitrator or any governmental body, agency or official that if adversely decided would reasonably be expected to have a Material Adverse Effect.

     (l) TRANSACTION DOCUMENTS AND MATERIAL AGREEMENTS. With respect to any Transaction Document to be executed on the Closing Date, the Issuers and each of the other parties thereto shall have entered into each such Transaction Document to which each is a party. With respect to any Material Agreements to be executed on the Closing Date, the Issuers and each of the other parties thereto shall have entered into each such Material Agreements to which each is a party. With respect to any Material Agreement entered into prior to the Closing Date, such Material Agreement shall be in full force and effect, and as of the date hereof, there shall not be any defaults or events of default, that with notice, the passage of time or otherwise could be a default, under any provisions of such Material Agreements by any party thereto, other than as would not, individually or in the aggregate, result in a Material Adverse Effect. The Initial Purchasers shall have received executed copies of each Transaction Document and Material Agreement.

     (m) REGULATORY AND GAMING APPROVALS. The Issuers shall have received all requisite governmental and regulatory approvals, including those from the Mississippi Gaming Commission, required to be obtained prior to the Closing Date in connection with the Transaction Documents and the Material Agreements to which either of them is a party.

     (n) FINANCING STATEMENTS. The Trustee shall have received duly authorized copies of each UCC-1 financing statement naming the Trustee as the secured party and filed in such jurisdictions as the Initial Purchasers may reasonably require.

     (o) SECURITY INTERESTS PERFECTED. All documents and agreements shall have been filed, and other actions shall have been taken, as may be required to perfect the Security Interests of the Trustee in the Collateral and to accord the Trustee the priorities over other creditors of the Issuers as contemplated by the Offering Memorandum and the Transaction Documents, other than the Preferred Ship Mortgage(s) (as described on SCHEDULE B hereof) which is to be delivered and recorded when the Casino Vessel (as defined in the Offering Memorandum) is delivered. All consents to assignment of documents and agreements shall have been executed by the third parties named therein.

     (p) INSURANCE. The Trustee shall have received proof of insurance demonstrating insurance coverages of types, in amounts, with insurers and with other terms required by the terms of the Transaction Documents.

     (q) REAL ESTATE TITLE POLICY. The Trustee shall have received the Real Estate Title Policy from First American Title Insurance Company, in a form and substance of the title policy commitment attached as EXHIBIT C hereto and otherwise reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, subject only to liens permitted under the Indenture.

     (r) PORTAL LISTING. At the Closing Date, the Securities shall have been designated for trading on the PORTAL market.

     (s) CONCURRENT TRANSACTIONS. The Concurrent Transactions shall have been consummated on terms and conditions acceptable to the Initial Purchasers.

     (t) CONTRACTOR'S CERTIFICATE. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the President of the Contractor to the effect that all conditions to the commencement of construction of the Hard Rock Hotel & Casino Biloxi have been satisfied.

     (u) NOTICE TO STATE OF MISSISSIPPI. Prior to the Closing Date, the Company shall have provided the State of Mississippi with notice of the Construction Deed of Trust, Leasehold Deed of Trust, Fixture Filing, with Assignment of Rents and Agreements with respect to the Tidelands Lease.

     (v) NOTICE TO CITY OF BILOXI. Prior to the Closing Date, the Company shall have provided the City of Biloxi with notice of the Construction Deed of Trust, Leasehold Deed of Trust, Fixture Filing, with Assignment of Rents and Agreements with respect to the Biloxi Lease.

     (w) RECEIPT OF APPROVAL TO PROCEED WITH DEVELOPMENT OF GAMING SITE. Prior to the Closing Date, the Company shall have received approval to proceed with development of the gaming site from the Mississippi Gaming Commission.

     (x) RECEIPT OF APPROVAL OF TRANSACTION DOCUMENTS. Prior to the Closing Date, the Company shall have received approval of (i) the public offering, (ii) the pledge of equity interests or securities, (iii) the imposition of equity restrictions including negative equity pledges, (iv) the hypothecation of assets and (v) the imposition of equity restrictions from the Mississippi Gaming Commission.

     (y) ADDITIONAL DOCUMENTS. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

               If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or to comply with any provision hereof, the Issuers jointly and severally agree to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the

Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. OFFER, SALE AND RESALE PROCEDURES. Each of the Initial Purchasers, on the one hand, and the Issuers, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

     (a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in ANNEX I hereto, which ANNEX I is hereby expressly made a part hereof. Each of the Initial Purchasers understands and acknowledges that the Issuers and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsel to the Issuers shall rely on the accuracy of the foregoing agreements, and that the Initial Purchasers hereby consent to such reliance.

     (b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities. All Subsequent Purchasers shall be notified in advance of any sale to such Subsequent Purchasers of the resale restrictions on the Securities.

     (c) Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THE SECURITY EVIDENCED

     HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS OF THE SECURITY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY(1)(a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT THE ISSUERS SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, RESALE, ASSIGNMENT, PLEDGE OR TRANSFER PURSUANT TO CLAUSES (c) OR (d) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUERS) OF COUNSEL SATISFACTORY TO THE ISSUERS, CERTIFICATION AND//OR OTHER INFORMATION SATISFACTORY TO THE ISSUERS, (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE MISSISSIPPI GAMING COMMISSION. IF AT ANY SUCH TIME SUCH COMMISSION FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN SUCH STATE, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF THE STATE OF MISSISSIPPI THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR
     (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE ISSUERS, FOR SERVICES RENDERED OR OTHERWISE."

     Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.     INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE INITIAL PURCHASERS. The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum (or any amendment or supplement thereto) or the Offering Memorandum, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Issuers contained herein; or (iii) in whole or in part upon any failure of the Issuers to perform their respective obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, PROVIDED that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum (or any amendment or supplement thereto) or the Offering Memorandum. The indemnity agreement set forth in this
Section 8 shall be in addition to any liabilities that the Company may otherwise have.

     (b) INDEMNIFICATION OF THE ISSUERS, THEIR DIRECTORS AND OFFICERS. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers and each of their respective directors and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum (or any amendment or supplement thereto) or the Offering Memorandum, in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchasers expressly for use therein; and to reimburse the Issuers, or any such director or controlling person for any legal and other expenses reasonably incurred by the Issuers, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuers hereby acknowledge that the only information that the Initial Purchasers have furnished to the Issuers expressly for use in any Preliminary Offering Memorandum (or any amendment or supplement thereto) or the Offering Memorandum are the statements set forth (i) the first paragraph on page i of the Offering Memorandum concerning stabilizing transactions by the Initial Purchasers and (ii) the third paragraph, the second sentence of the fourth paragraph, and the fifth paragraph under the caption "Plan of Distribution" in the Offering Memorandum, and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

     (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuers, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

               The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

               Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in SCHEDULE A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of each of the Issuers, and each person, if any, who controls the Issuers with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers.

SECTION 10. TERMINATION OF THIS AGREEMENT. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Issuers if at any time: (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Issuers shall have sustained a loss by strike, fire, flood, earthquake, hurricane, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the ownership, construction and operation of the Hard Rock Hotel & Casino Biloxi as described in the Offering Memorandum regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (x) the Issuers to any Initial Purchaser, except that the Issuers shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (y) any Initial Purchaser to the Issuers, or (z) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, of their officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Issuers or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

               If to the Initial Purchasers:

     Banc of America Securities LLC
     9 West 57th Street
     New York, New York 10019
     Facsimile: (212) 583-8324
     Attention: High Yield Capital Markets

               with a copy to:

     Latham & Watkins LLP
     633 W. Fifth Street, Suite 4000
     Los Angeles, California 90071
     Facsimile: (213) 891-8763
     Attention: Gary A. Kashar, Esq.

               If to the Issuers:

     Premier Entertainment Biloxi LLC
     11400 Reichold Road
     Gulfport, Mississippi 39503
     Facsimile: (228) 896-4078
     Attention: Joe Billhimer

               with a copy to:

     Duane Morris LLP
     227 West Monroe Street, Suite 3400
     Chicago, Illinois  60606
     Facsimile: (312) 499-6701
     Attention: Brian P. Kerwin, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE APPLICATION OF ITS CONFLICT OF LAWS PROVISIONS.

     (a) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of
Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case, either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

               As used in this Agreement, the term "INITIAL PURCHASER" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. TAX DISCLOSURE. Notwithstanding anything to the contrary contained herein, each of the Initial Purchasers and the Issuers shall be permitted to disclose the tax treatment and tax structure of any transaction contemplated by this Agreement or the Offering Memorandum (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); PROVIDED, HOWEVER, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such transaction.

SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                            [SIGNATURE PAGES FOLLOWS]

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                Very truly yours,

                                PREMIER ENTERTAINMENT BILOXI LLC,
                                a Delaware limited liability company


                                By: /s/ Joseph Billhimer
                                   ---------------------------------------------
                                Name:  Joseph Billhimer
                                Title: President, Chief Operating Officer and
                                       Manager


                                PREMIER FINANCE BILOXI CORP.,
                                a Delaware corporation


                                By: /s/ Joseph Billhimer
                                   ---------------------------------------------
                                Name:  Joseph Billhimer
                                Title: President

               The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED

By:  Banc of America Securities LLC


By:  /s/ Bruce R. Thompson
     -------------------------------------
Name:  Bruce R. Thompson
Title: Managing Director

                                   SCHEDULE A

                                                                              AGGREGATE
                                                                              PRINCIPAL
                                                                              AMOUNT OF
                                                                          SECURITIES TO BE
INITIAL PURCHASERS                                                            PURCHASED
-------------------------------------------------------------------------------------------
Banc of America Securities LLC .........................................  $     72,000,000
Citigroup Global Markets Inc............................................        72,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated......................        16,000,000

        Total...........................................................  $    160,000,000

                                  Schedule A-1

                                   SCHEDULE B

                             COLLATERAL DOCUMENTS

1. Cash Collateral and Disbursement Agreement, dated as of the Closing Date, among the Disbursement Agent (as defined therein), the Trustee, the Independent Construction Consultant (as defined therein) and the Issuers.

2. Pledge and Security Agreement, dated as of the Closing Date, among the Issuers and the the Trustee for the benefit of the holders of the Securities.

3. Premier Entertainment Biloxi LLC Pledge and Security Agreement (Pledged Equity Interests), dated as of the Closing Date, among GAR, LLC, AA Capital and the Trustee for the benefit of the holders of the Securities.

4. Construction Deed of Trust, Leasehold Deed of Trust, Fixture Filing, with Assignment of Leases and Rents and Agreements, dated as of the Closing Date, made by the Company in favor of Bull Stratton, as real estate trustee, for the benefit of the Trustee for the benefit of the holders of the Securities (the "DEED OF TRUST").

5.   UCC-1 financing statements contemplated by the foregoing.

6. Preferred Ship Mortgage(s) on the Whole of the _________ (Official Number _____), to be executed and delivered upon the completion and delivery of the vessel(s), made by the Company in favor of the Trustee for the benefit of the holders of the Securities (the "PREFERRED SHIP MORTGAGE").

7. Subordination, Nondisturbance and Attornment Agreement, dated as of the Closing Date, among the Company, the Trustee and Hard Rock Cafe International (STP), Inc., with respect to the Lease Agreement (Cafe Lease).

8. Subordination, Nondisturbance and Attornment Agreement, dated as of the Closing Date, among the Company, the Trustee and Hard Rock Cafe International (STP), Inc., with respect to the Lease Agreement (Retail Store Lease).

7. Consent and Acknowledgment Agreement, dated as of the Closing Date, among Hard Rock Hotel Licensing, Inc., Hard Rock Cafe International (STP), Inc., the Issuers, the Trustee for the benefit of the holders of the Securities, GAR, LLC and AA Capital.

8. Consent and Agreement (Owner Contractor Agreement), dated as of the Closing Date, made by the Contractor and the Issuers in favor of the Trustee for the benefit of the holders of the Securities.

9. Consent and Agreement (Architectural Services Agreement), dated as of the Closing Date, made by the Architect and the Issuers in favor of the Trustee for the benefit of the holders of the Securities.

                                  Schedule B-1

10. Tenant Estoppel Certificate (Cafe), dated as of the Closing Date, between the Company, as landlord, and Hard Rock Cafe International (STP), Inc., as tenant.

11. Tenant Estoppel Certificate (Retail Store), dated as of the Closing Date, between the Company, as landlord, and Hard Rock Cafe International (STP), Inc., as tenant.

                                  Schedule B-2

                                   SCHEDULE C

                               PERMITS & LICENSES

1.   Gaming Site Approval

2.   Site Development Plan Approval

                                  Schedule C-1

                                   SCHEDULE D

                                 LEASED PROPERTY

1.   City of Biloxi Lease.

2.   Tidelands Lease.

                                  Schedule D-1

                                    EXHIBIT A

          Opinion of counsel for the Issuers to be delivered pursuant to Section 5 of the Purchase Agreement.


                                   Exhibit A-1

                                    EXHIBIT B

          Opinion of Mississippi counsel for the Issuers to be delivered pursuant to Section 5 of the Purchase Agreement.



                                   Exhibit B-1

                                    EXHIBIT C

                   FORM OF REAL ESTATE TITLE POLICY COMMITMENT


                                   Exhibit C-1

                                     ANNEX I

          RESALE PURSUANT TO REGULATION S OR RULE 144A. Each Initial Purchaser understands that:

          Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

          Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

                                    Annex I-1